Exhibit 10.3

August 5, 2010

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

Attn: Freeman Lyle, EVP/CFO/Secretary

Telephone: (310) 887-6400

Facsimile: (310) 887-6454

Re:	$65,000,000 Revolving Unsecured Acquisition Facility and $10,000,000 Revolving Unsecured Working Capital Facility (collectively the “Loan”) to Kennedy-Wilson, Inc., a Delaware corporation (“Borrower”)

Dear Ladies and Gentlemen:

Reference is made to that certain Revolving Loan Agreement (the “Loan Agreement”) dated as of August 5, 2010 entered into among, inter alia, Borrower and U.S. Bank National Association, as Agent (“Agent”), and each of the “Lenders” described therein. Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise defined herein.

This letter (this “Fee Letter”) shall serve to memorialize the agreement reached between Borrower and U.S. Bank National Association with respect to the payment of the upfront loan fee for the Loan in the amount of $562,500.00 due and payable by Borrower to U.S. Bank National Association at closing (the “Fee”). U.S. Bank National Association acknowledges and agrees that Borrower previously paid to U.S. Bank National Association an amount equal to $150,000, which will be credited to the Fee.

The Fee shall be nonrefundable. Borrower acknowledges that U.S. Bank National Association may (or may not) share the Fee with any Lender or any other party in any manner and in such amounts as U.S. Bank National Association determines in its sole discretion. All unpaid amounts under this Fee Letter shall bear interest at the Default Rate from the date payable until paid in full.

U.S. Bank National Association shall be entitled to all of the benefits accorded to Agent and Lenders under the Loan Agreement in connection with the payment and collection of the Fee, including, without limitation, the ability of U.S. Bank National Association to recover all costs and attorneys’ fees. This Fee Letter shall survive until such time as all amounts payable hereunder are paid in full.

Borrower agrees that it will not disclose the terms or conditions of this Fee Letter to any other person, including, without limitation, any Lender (other than U.S. Bank National

Association), but not including Borrower’s professional advisors such as attorneys and accountants, without the prior written consent of Agent, except in response to a subpoena or other valid legal process.

[Signature pages follow]

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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Agreed to this 5th day of August, 2010.

BORROWER:

KENNEDY-WILSON, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

S-2